UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/30/2007

SGS International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  333-133825

Delaware	20-3939981
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

626 West Main Street
Suite 500
Louisville, Kentucky 40202
(Address of principal executive offices, including zip code)

(502) 637-5443
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

Annual Cash Incentive Awards. At its meeting on March 30, 2007, the Compensation Committee of the Board of Directors of SGS International, Inc. (the "Registrant") approved annual cash incentive awards for 2006 under the Registrant's Management Incentive Bonus Plan payable to the executive officers to be named in Item 11 (Executive Compensation) of the Registrant's Annual Report on Form 10-K for the year ended December 31, 2006 (the "Named Executive Officers"), as follows:

Name and Principal Position               Award

Henry R. Baughman                        $163,960
President and Chief Executive Officer
James M. Dahmus                              112,723
Chief Financial Officer
Luca C. Naccarato                               140,903
Executive Vice President
Benjamin F. Harmon, IV                       46,578
Vice President, General Counsel and Secretary
Michael L. Shannon                              67,201
Senior Vice President, Global Operations

The amount of the awards is subject to completion of the audit of the Registrant's financial statements for the year ended December 31, 2006 and will be confirmed in the Registrant's 2006 Form 10-K.

Base Salaries. In addition, the Compensation Committee approved increases, effective April 1, 2007, to the annual base salaries of the following Named Executive Officers, after a review of their performance:

Name                            Base Salary

Henry R. Baughman        $ 336,000
James M. Dahmus              231,000
Luca C. Naccarato              288,750
Michael L. Shannon           222,906

McGurk Acquisition. On April 2, 2007, SGS International, Inc. and SGS Packaging Europe Holdings Limited ("Holdings"), a wholly owned subsidiary of SGS International, Inc., entered into Share Sale and Purchase Agreements (the "Agreements") under which Holdings acquired the outstanding shares of McGurk Studios Limited ("Studios") and Thames McGurk Limited ("Thames" and, together with Studios, "McGurks") from Mr. P. E. McGurk, Mr. L. McGurk, Ms. A. L. Austin and Mr. J. R. McCarthy, in the case of Studios, and Mr. P. J. Fraine, Ms. J. K. Martindale, McGurk Group Limited and Ms. A. J. Crisp, in the case of Thames, for an aggregate consideration (the "Consideration") of 9.2 million pounds sterling (approximately $18,193,920 based on the U.S. dollar/pound sterling exchange rate on April 2, 2007), subject to adjustment as described in the Agreements. The Consideration consists of a cash payment in the amount of 8,543,446 pounds sterling (approximately $16,895,519 based on the April 2, 2007 U.S. dollar/pound sterling exchange rate) and assumption of McGurks' short-term and long-term indebtedness in the amount of 656,554 pounds sterling (approximately $1,298,401 based on the April 2, 2007 U.S. dollar/pound sterling exchange rate). McGurks is a UK-based provider of end-to-end digital design, artwork and reprographics for packaging solutions with locations in Hull and London, England, and Hong Kong.

The Agreements contain customary representations, warranties, covenants and indemnification provisions. The preceding description of the Agreements is qualified in its entirety by the terms of the Agreements, a copy of which will be filed as an exhibit to SGS International, Inc.'s Report on Form 10-Q for the quarter ended March 31, 2007.

Item 2.01.    Completion of Acquisition or Disposition of Assets

See the discussion in Item 1.01 hereof, which is incorporated herein by reference.

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On March 30, 2007, in connection with the financing of the acquisition described in Item 1.01 hereof, which is incorporated herein by reference, SGS International, Inc. borrowed the sum of $15.0 million (the "McGurk Borrowing") under the acquisition facility of the December 30, 2005 senior secured credit facility provided to SGS, International, Inc. by a syndicate of banks, financial institutions and other entities led by UBS Securities LLC and Lehman Brothers Inc. The following description of the senior secured credit facility does not purport to be complete and is qualified in its entirety by reference to the senior secured credit facility agreements (the "Loan Agreements") listed as exhibits to this report.
The senior secured credit facility provides financing of up to $193.7 million, consisting of: a $118.7 million term loan facility; a $40.0 million acquisition facility; and a $35.0 revolving credit facility, up to $20.0 million of which is available for acquisitions and $20.0 million of which is available for borrowing by the Registrant's Canadian subsidiary, Southern Graphic Systems-Canada, Co./Systemes Graphiques Southern-Canada, Co. ("SGS Canada"). The revolving credit facility includes borrowing capacity available for letters of credit.
The $118.7 million term loan facility was drawn in its entirety by the Registrant and SGS Canada on December 30, 2005 in connection with the Registrant's acquisition of Southern Graphic Systems, Inc. and its affiliated businesses from Alcoa Inc. The outstanding balance of the term loan facility is payable in quarterly installments of approximately $0.3MM through September 2011 with the remaining amount due at maturity on December 30, 2011. Borrowings on the term loan facility bear interest at a variable rate of LIBOR plus 2.5%. No amounts are currently drawn on the revolving credit facility; it matures on December 30, 2010. Unused portions of the revolving credit facility are charged a fee of 0.5% per annum.
The Registrant has drawn $23.0MM under the acquisition facility, including the McGurk Borrowing and a prior $8.0MM borrowing in connection with the Registrant's acquisition of the C. M. Jackson Associates, Inc. business. The outstanding balance of the acquisition facility loans is payable in quarterly installments of approximately $60,000 through September 2011 with the remaining amount due at maturity on December 30, 2011. Borrowings on the acquisition facility bear interest at a variable rate of LIBOR plus 2.5%. Unused portions of the acquisition facility are charged a fee of 1.5% per annum. The acquisition facility is available through December 30, 2007.
The senior secured credit facility requires us to prepay outstanding loans, subject to certain exceptions and limitations, with: 100% of the net cash proceeds from asset sales by the Registrant or any of its subsidiaries (together, the "Company"); 100% of the net cash proceeds of issuances of debt or preferred stock by the Company; and 50% of the Company's excess cash flow. The Company may make voluntary prepayments on the outstanding loans at any time without premium or penalty, except for customary "breakage" costs with respect to LIBOR loans.
All U.S. dollar denominated loan obligations under the senior secured credit facility are unconditionally guaranteed by Southern Graphics Inc. (the Registrant's parent), Southern Graphic Systems, Inc. and each of the Registrant's existing and future direct and indirect domestic subsidiaries (collectively, the "Domestic Guarantors"). All borrowings by SGS Canada under the senior secured credit facility are unconditionally guaranteed by the Registrant, Southern Graphics Inc., the Domestic Guarantors and each of the Registrant's existing and future foreign subsidiaries.
All of the Company's loan obligations under the senior secured credit facility are, and any interest rate protection or hedging facility relating to the senior secured credit facility entered into by the lenders or their affiliates (and, in each case, the guarantees of those obligations) will be, secured by perfected first priority security interests in, and mortgages on, substantially all the tangible and intangible assets of the Registrant and the Domestic Guarantors. All borrowings by SGS Canada under the senior secured credit facility are secured by perfected first priority security interests in, and mortgages on, substantially all the tangible and intangible assets of all of the Registrant's foreign subsidiaries.
The senior secured credit facility contains a number of covenants that, among other things, restrict, subject to certain exceptions, the Company's ability to: sell assets; engage in mergers and acquisitions; pay dividends and distributions or repurchase capital stock; incur additional indebtedness (including guarantees and other contingent obligations) or issue equity interests; make investments and loans; create liens or further negative pledges on assets; engage in certain transactions with affiliates; enter into sale and leaseback transactions; make capital expenditures; enter into operating leases; change its business or ownership; amend or waive provisions of charter documents, agreements with respect to capital stock or other document related to the Company's borrowings in a manner materially adverse to the lenders; and change its fiscal year. In addition, the senior secured credit facility requires the Company to maintain a minimum interest coverage ratio and a maximum total leverage ratio.
If an event of default under the senior secured credit facility shall occur and be continuing, the commitments under the facility may be terminated and the principal amount outstanding under the facility, together with all accrued unpaid interest and other amounts owing under the Loan Agreements, may be declared due and payable (except in the case of an event of default involving the bankruptcy of the Registrant or a subsidiary, in which case the commitments will automatically terminate and amounts owing under the Loan Agreements will automatically become due and payable).
The Company has $37.0 million available to fund acquisitions under the senior secured credit facility, consisting of a $20.0 million sub-limit under the revolving credit facility and $17.0 million remaining under the acquisition facility. The Company's acquisitions are, among other things, subject to pro forma compliance with our then prevailing interest coverage ratio and our total leverage ratio being at least 0.25x less than the total leverage ratio required by the financial covenants.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Businesses Acquired.

The financial statements required by Item 9.01(a) of Form 8-K are not included in this report and will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by Item 9.01(b) of Form 8-K is not included in this report and will be filed by amendment not later than 71 calendar days after the date that this Form 8-K must be filed.

(d) Exhibits.

10.1        Credit Agreement, dated as of December 30, 2005, among the Registrant and Southern Graphic Systems - Canada, Co., as borrowers, certain of the Registrant's subsidiaries, as guarantors, UBS Securities LLC and Lehman Brothers Inc., as joint arrangers and joint bookmanagers, UBS AG, Stamford Branch, as issuing bank, US administrative agent, US collateral agent and Canadian collateral agent, Lehman Brothers Inc., as syndication agent, CIT Lending Services Corporation, as documentation agent, National City Bank, as Canadian administrative agent, UBS Loan Finance LLC, as swingline lender, and the lenders referred to therein, incorporated by reference to exhibit 10.7 to the Registrant's registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825

10.2        First Amendment to Credit Agreement by and among the Registrant and Southern Graphic Systems - Canada, Co., as borrowers, certain affiliates of the borrowers, as guarantors, and the lenders party to the Credit Agreement as described therein, incorporated by reference to exhibit 10.8 to the Registrant's registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825
10.3        Security Agreement, dated as of December 30, 2005, by the Registrant, as borrower, certain of the Registrant's subsidiaries, as guarantors, and UBS AG, Stamford Branch, as US collateral agent, incorporated by reference to exhibit 10.9 to the Registrant's registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825
10.4        Canadian Security Agreement, dated as of December 30, 2005, by certain of the Registrant's subsidiaries, as pledgors, and UBS AG, Stamford Branch, as Canadian collateral agent, incorporated by reference to exhibit 10.10 to the Registrant's registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825
10.5        Debenture dated as of December 30, 2005, from SGS-UK Holdings Limited and others, as chargors, in favour of UBS AG, Stamford Branch, as Canadian collateral agent, incorporated by reference to exhibit 10.11 to the Registrant's registration statement on Form S-4 filed on May 5, 2006, File No. 333-133825

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SGS International, Inc.

Date: April 05, 2007	By:	/s/ Benjamin F. Harmon, IV
Benjamin F. Harmon, IV
Vice President, General Counsel and Secretary